UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Verenium Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 20, 2012. There were 12,612,304 shares of common stock entitled to be voted as of April 25, 2012, the record date for the Annual Meeting. At the Annual Meeting, 7,227,229 shares were present in person or by proxy.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

Proposal 1: Election of Directors.

Stockholders elected the two nominees to serve on the board of directors until the 2015 Annual Meeting of Stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
Dr. James H. Cavanaugh	2,323,118	667,492	4,236,619
Mr. Joshua Ruch	2,313,131	677,479	4,236,619

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2012.

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,006,242	26,415	194,572	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: June 21, 2012	By:	/s/ James E. Levine

	Name:	James E. Levine
	Title:	President, Chief Executive Officer